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                           EXHIBIT 24(a)

         INDEPENDENT AUDITOR'S CONSENT FOR S-8 REGISTRATION
                            NO. 33-56282















































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                  INDEPENDENT AUDITORS' CONSENT






The Board of Directors and Stockholders
Dataram Corporation:


We consent to incorporation by reference in the Registration Statement (No. 33-56282) on Form S-8 of Dataram Corporation of our report dated May 22, 1997, relating to the consolidated balance sheets of Dataram Corporation and subsidiaries as of April 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1997 and our report dated May 22, 1997 relating to the schedule as listed in Item 8 of Form 10-K, which reports appear in the 1997 annual report on Form 10-K of Dataram Corporation.


                                            KPMG PEAT MARWICK LLP

                                            KPMG Peat Marwick LLP



Princeton, New Jersey
July 25, 1997










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